Exhibit 99.1

Castellum, Inc. Provides Year in Review & Announces Date
of 2023 Annual Meeting

BETHESDA, MD., May 11, 2023 (GLOBE NEWSWIRE) — Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity and electronic warfare services company focused on the federal government, is proud to share a year-in-review highlighting the Company's significant milestones and progress over the last twelve months. These accomplishments include uplisting to the
NYSE American Stock Exchange LLC (“NYSE American”),
completing strategic acquisitions, adding valuable team members, securing new investments, and receiving notable contract wins, all significantly contributing to the Company's transformative growth.

Strategic Acquisitions

Castellum
acquired Lexington Solutions Group,
a $4 million government contractor focused on information operations and information warfare, in April 2022, expanding the company's growth opportunities and bringing B. Boyd Brown to the Company to help lead business development given his past experience with Booz Allen Hamilton.

In March 2023, Castellum closed its
acquisition of Global Technologies Management Resources, Inc.,
a $10 million revenue government contractor based in Hollywood, Maryland supporting the U.S. Navy. This acquisition increased Castellum's revenue run rate to $50 million and added significant new capabilities and resources to the Company including GTMR’s President Jim Morton.

Castellum is pursuing other strategic opportunities as well with a goal of doubling the size of the company to $100 million in revenue over the next 12 months.

Leading IDIQ Win

Castellum’s subsidiary, Specialty Systems, Inc. (SSI), was one of the winners of the
$900 million Air Force Architecture and Integration Directorate Multiple Award Indefinite Delivery/Indefinite Quantity Contract
in December 2022, allowing the Company to compete for task orders over a 10-year period.

Uplist to the NYSE American

Castellum began
trading on the NYSE American Exchange
on October 13, 2022, under the ticker symbol “CTM” and successfully completed a $3 million public offering of common stock at $2.00 per share.   As a result of the uplisting, the trading liquidity of the Company’s stock is about 8 times greater than it was on the OTC Markets and the Company has attracted its first institutional ownership of its stock.   Over the next 12 months, the company expects to qualify for other stock indexes and thereby further expand its institutional ownership.

Expanding the Castellum Team

In April 2022, Castellum
hired David T. Bell, CPA
, as its Chief Financial Officer, bringing 28 years of public accounting experience, along with strong leadership and management aptitude to the Company.

In October 2022, Castellum appointed 5 new independent
board members
:   Mark S. Alarie, John F. Campbell, Bernie S. Champoux, Patricia Frost, and C. Thomas McMillen.

Castellum welcomed former
Virginia Congressman Jim Moran to its advisory board
in May 2022. With his extensive background in technology and defense companies, Congressman Moran has bolstered the Company's business, government, and technical expertise.

Castellum welcomed
Alan “Al” Lynn to its advisory board
in January 2023. With his extensive background in technology innovation in a Fortune 50 company that opened new markets and expanded relationships with existing customers, Mr. Lynn collaborates with the senior management team in order to fine-tune strategic plans concerning cybersecurity and technology.

“Each of these milestones demonstrates Castellum's commitment to growth and excellence in the cybersecurity and information technology sectors,” said
Mark Fuller, President and CEO of Castellum.”
“We are eager to continue expanding our services, capabilities, and client base going forward and remain committed to aggressively growing the Company and building long-term value for our loyal shareholders.”

2023 Annual Meeting on May 25
th,
2023; Announcement of Quarterly Results

As a reminder,
Castellum’s 2023 annual meeting of stockholders
(“2023 Annual Meeting”) will be held on May 25, 2023. Stockholders of record as of the close of business on March 31, 2023, will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. The 2023 Annual Meeting will be in person and conducted virtually via live audio webcast. First quarter 2023 results will be announced on Monday, May 15, 2023.

About Castellum, Inc.:

Castellum, Inc. (NYSE American: CTM) is a defense-oriented technology company that is executing strategic acquisitions in the cyber security, information warfare, and related spaces. For more information, please visit our website at
https://castellumus.com/
.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and in the Company’s 10-K and other SEC filings disclosed at www.sec.gov. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.   Specifically, the Company may not qualify for additional stock indexes.   It may not win any business on the $900 million Air Force IDIQ and it may not successfully close any additional acquisitions which are needed for the company to double its business in the next 12 months.

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835 x1
Email:
lisa@skylineccg.com
;
info@castellumus.com